As filed with the Securities and Exchange Commission on June 5, 2009

Registration No. 333-134269-99

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM SB-2
ON
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 Western Goldfields Inc.
(Exact name of registrant as specified in its charter)

Ontario	Not Applicable
(State or other jurisdiction of organization)	(IRS Employer Identification Number)

200 Bay Street, Suite 3120 Royal Bank Plaza, South Tower Toronto, Ontario Canada M5J 2J4 (416) 324-6000	Western Goldfields (USA), Inc. 6502 East Highway 78 Brawley, California 92227 (928) 341-4653 Extension 103

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Address, including zip code, and telephone number, including area code, of agent for service of process)

Copy to:
Christopher J. Cummings, Esq.
Shearman & Sterling LLP
199 Bay Street, Commerce Court West
Suite 4405, P.O. Box 247
Toronto, Ontario M5L 1E8

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

The Registrant filed with the Securities and Exchange Commission on a registration statement on Form SB-2 (File No. 333-134269) on May 15, 2006, amendment no. 1 thereto on August 18, 2006, amendment no. 2 thereto on September 12, 2006, and post effective amendment no. 1 thereto on April 5, 2007 (the “Registration Statement”), registering the offer and sale by the selling securityholders named in the Registration Statement, of up to 49,638,450 common shares (“Securities”) of the Registrant issuable upon the exercise of options and warrants.  On August 22, 2007 the Registrant as the successor to Predecessor, filed post-effective amendment 2 to Form SB-2 on Form S-3 to this Registration Statement and thereby expressly adopted this Registration Statement as its own for all purposes of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

On June 1, 2009, pursuant to a plan of arrangement approved by the Ontario Court of Justice on May 27, 2009, New Gold Inc., a British Columbia corporation, acquired all of the issued and outstanding common shares of Registrant.  This post-effective amendment no. 3 is being filed to deregister all of the unsold Securities registered under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, in the province of Ontario, on June 5, 2009.

WESTERN GOLDFIELDS INC.

By:	/s/ Brian Penny
Name:	Brian Penny
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated on June 5, 2009.

Signature	Title
/s/ Robert Gallagher Robert Gallagher	Chief Executive Officer and Director
/s/ Brian Penny Brian Penny	Chief Financial Officer and Director
/s/ James Currie James Currie	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the authorized representative of Western Goldfields Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the registrant in the United States on June 5, 2009.

WESTERN GOLDFIELDS (USA), INC.

By:	/s/ Brian Penny
	Name:	Brian Penny
	Title:	Treasurer